UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): January 26, 2009
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-12691	22-2286646
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer Identification No.)
incorporation)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreements.
          On January 26, 2009, the Compensation Committee of the Board of Directors of ION Geophysical Corporation (the “Company”) approved amendments to its employment agreements with Robert P. Peebler, the Company’s Chief Executive Officer, and R. Brian Hanson, the Company’s Executive Vice President and Chief Financial Officer. It also approved entering into an employment agreement with James R. Hollis, the Company’s President and Chief Operating Officer.
          Amendment of Employment Agreement with Robert P. Peebler. The Company and Mr. Peebler entered into a Fourth Amendment to Employment Agreement dated January 26, 2009, which extended the term of Mr. Peebler’s employment agreement so that the agreement will expire by its terms on December 31, 2011 instead of December 31, 2010.
          Amendment of Employment Agreement with R. Brian Hanson. On January 26, 2009, the Company and Mr. Hanson entered into a Second Amendment to Employment Agreement, made effective as of December 1, 2008, which provides that Mr. Hanson will receive, on an annual basis during the term of his employment agreement, an award of shares of restricted stock under the terms of the Company’s 2004 Long-Term Incentive Plan. Each award will have a value equal to the amount of cash incentive compensation that Mr. Hanson has earned with respect to a fiscal year of the Company, divided by the average of the closing sales price per share on the New York Stock Exchange (NYSE) of the Company’s shares of common stock for the last 10 business days of that fiscal year. This arrangement will take effect beginning with the incentive compensation grant to Mr. Hanson in early 2010 with regards to his incentive compensation earned with respect to fiscal 2009. The date of grant for the restricted stock award will be the first available grant date (determined in accordance with the Company’s policies for grant dates for restricted stock awards) after the determination of the amount of the incentive compensation earned by Mr. Hanson for the applicable fiscal year. The shares of restricted stock will be subject to restrictions on disposition and will “cliff” vest on the date that is the third anniversary date of the date of the award. During the period that the shares of restricted stock are unvested, Mr. Hanson will be entitled to the same voting and dividend rights as all other holders of common stock. All other provisions of Mr. Hanson’s employment agreement remain unchanged.
          The foregoing descriptions of the amendments to Mr. Peebler’s and Mr. Hanson’s employment agreements are qualified in their entirety by reference to the copies of the definitive amendments filed herewith as Exhibits 10.1 and 10.2, respectively.
          Employment Agreement with James R. Hollis. On January 26, 2009, the Company and Mr. Hollis entered into the employment agreement, made effective as of December 1, 2008. As previously reported, Mr. Hollis was appointed as President and Chief Operating Officer of the Company effective as of December 1, 2008. Under the terms of his agreement, Mr. Hollis will serve as the Company’s President and Chief Operating Officer for an initial term of three years. Mr. Hollis will receive an initial base salary of $385,000 per year and will be eligible to receive an annual performance bonus under the Company’s incentive compensation plan, with his target incentive compensation to be set at 50 percent of his annual base salary, and an opportunity under the plan to earn incentive compensation in an amount of up to 100 percent of his annual base salary.
          Pursuant to the agreement, if Mr. Hollis’s employment with the Company is terminated without “cause,” or he resigns for “good reason” (as those terms are defined in the agreement), Mr. Hollis would be entitled to receive as severance pay in installments over a two-year period, amounts equal to, in the aggregate, 24 months of his base salary as then in effect, less standard withholdings and deductions. Mr. Hollis would also be entitled to any unpaid incentive compensation earned with respect to the year in which termination occurs, and continued coverage under group health and other plans for one year. In the event of a change in control of the Company, if Mr. Hollis remains employed by the Company or with its successor for a period of 12 months following the change in control, he can then resign and be entitled to receive the severance payment referred to above. In addition, a change in control of the Company occurring after December 1, 2009 will cause the remaining term of Mr. Hollis’s employment agreement to automatically adjust to two years, commencing on the effective date of the change in control.
          Mr. Hollis’s employment agreement contains a provision similar to the amendment to Mr. Hanson’s employment agreement described above, which provides that Mr. Hollis will receive, on an annual basis during the term of his employment agreement, an award of shares of restricted stock under the terms of the Company’s 2004 Long-Term Incentive Plan. Each award will have a value equal to the amount of cash incentive compensation that Mr. Hollis has earned with respect to a fiscal year of the Company, divided by the average of the closing sales price per share on the NYSE of the Company’s shares of common stock for the last 10 business days of that fiscal year. This arrangement will take effect beginning with the incentive compensation grant to Mr. Hollis in early 2010 with regard to his incentive compensation earned with respect to fiscal 2009. The date of grant for the restricted stock award will be the first available grant date (determined in accordance with the Company’s policies for grant dates for restricted stock awards) after the determination of the amount of the incentive compensation earned by Mr. Hollis for the applicable fiscal year. The shares of restricted stock will be subject to restrictions on disposition and will “cliff” vest on the date that is the third anniversary date of the date of the award. During the period that the shares of restricted stock are unvested, Mr. Hollis will be entitled to the same voting and dividend rights as all other holders of common stock.
          If any payment or benefit under his employment agreement is determined to be subject to the excise tax for “excess parachute payments” under U.S. federal income tax rules, the Company has agreed to pay to Mr. Hollis an additional amount to adjust for the incremental tax costs of those payments to Mr. Hollis. The Company also agreed to indemnify Mr. Hollis to the fullest extent permitted by its certificate of incorporation and bylaws, and to provide him coverage under the Company’s directors’ and officers’ liability insurance policy or policies to the same extent as other Company executives.
          Under the terms of the employment agreement, Mr. Hollis is subject to certain covenants not to compete with the Company during the term of his employment by the Company and for a one-year period thereafter.
          The foregoing description of Mr. Hollis’s employment agreement is qualified in its entirety by reference to the copy of his definitive employment agreement, which is filed herewith as Exhibit 10.3 to this report.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.
10.1	Fourth Amendment to Employment Agreement, dated as of January 26, 2009, between ION Geophysical Corporation and Robert P. Peebler.

10.2	Second Amendment to Employment Agreement, dated as of December 1, 2008, between ION Geophysical Corporation and R. Brian Hanson.

10.3	Employment Agreement, dated as of December 1, 2008, between ION Geophysical Corporation and James R. Hollis.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2009	ION GEOPHYSICAL CORPORATION
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amendment to Employment Agreement, dated as of January 26, 2009, between ION Geophysical Corporation and Robert P. Peebler.

10.2	Second Amendment to Employment Agreement, dated as of December 1, 2008, between ION Geophysical Corporation and R. Brian Hanson.

10.3	Employment Agreement, dated as of December 1, 2008, between ION Geophysical Corporation and James R. Hollis.

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